Exhibit 28(g)(8)

EXECUTION

AMENDMENT TO
CUSTODY AGREEMENT

This Amendment is made and entered into as of the October 24, 2022 (the “Effective Date”) by and between THE BANK OF NEW YORK MELLON, a New York state chartered bank (“BNY Mellon”), and USCF ETF Trust, a Delaware statutory trust, on behalf of itself, its Series and any Subsidiary, as defined below, (“Customer”). BNY Mellon and Customer are collectively referred to as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, Customer and BNY Mellon are parties to that certain Custody Agreement dated as of March 26, 2020 (the “Agreement”), pursuant to which Customer has appointed BNY Mellon as the custodian of certain of its assets and BNYM Mellon provides for the portfolios identified on Appendix I thereto (each, a “Series”) and the Cayman Islands exempt company wholly-owned subsidiary of any such Series (each, a “Subsidiary”) the services described therein; and

WHEREAS, Customer wishes to appoint BNY Mellon as the custodian of certain of its assets with respect to certain additional Series and each Subsidiaries hereafter identified to BNY Mellon on Appendix I, and BNY Mellon is willing to provide such services on the terms and conditions set forth therein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound, the Parties agree as follows.

1.            The Agreement is hereby amended as of the Effective Date by adding the following Series and Subsidiary, each as a party to the Agreement:

Series

USCF Sustainable Battery Metals Strategy Fund

Subsidiary

USCF Cayman Commodity 5

2.            The Agreement is hereby amended as of the Effective Date by deleting Appendix I of the Agreement in its entirety and replacing it with Appendix I as attached hereto.

3.            Customer and BNY Mellon hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement.

4.            Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

5.            Any capitalized terms not defined herein shall have their respective meanings as assigned in the Agreement.

6.            The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

[Signature page follows.]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

THE BANK OF NEW YORK MELLON		USCF ETF TRUST, on behalf of itself and each Series

By:	/s/ Nicole Fouron	By:	/s/ John P. Love
Name:	Nicole Fouron	Name:	John P. Love
Title:	Managing Director	Title:	President and CEO
Date:	12/07/2022	Date:	December 1, 2022

Address for Notice:	Address for Notice:
THE BANK OF NEW YORK MELLON	USCF ETF TRUST
240 Greenwich Street	1850 Mt. Diablo Boulevard, Suite 640
New York, NY 10286	Walnut Creek, CA 94596
Attention: Justin Skeels	Attention: John P. Love, President
With a copy to: Daphne G. Frydman, Chief Legal Officer

USCF CAYMAN COMMODITY 5

By:	/s/ Stuart P. Crumbaugh
Name:	Stuart P. Crumbaugh
Title:	Director
Date:	December 1, 2022

Address for Notice:
USCF CAYMAN COMMODITY 5
c/o USCF ETF TRUST
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596
Attention: Stuart P. Crumbaugh, Director

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Pursuant to Section 10.1(a):

☐	as beneficial owner, Customer OBJECTS to disclosure
☐	as beneficial owner, Customer DOES NOT OBJECT to disclosure
☐	Custodian will CONTACT THE RELEVANT INVESTMENT MANAGER with respect to relevant Securities to make the decision whether it objects to disclosure

IF NO BOX IS CHECKED, BNY MELLON WILL RELEASE SUCH INFORMATION UNTIL IT RECEIVES A CONTRARY INSTRUCTION FROM CUSTOMER.

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APPENDIX I

USCF ETF Trust

Series

USCF Midstream Energy Income Fund

USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund

USCF Gold Strategy Plus Income Fund

USCF Dividend Income Fund

USCF Sustainable Battery Metals Strategy Fund

Subsidiary

USCF Cayman Commodity 2

USCF Cayman Commodity 4

USCF Cayman Commodity 5